UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: April, 11 2005

(Date of earliest event reported)

BDC Capital, Inc.

(Exact name of registrant as specified in its charter)

MN	000-27225	411427445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11974 Portland Ave, Burnsville	55337
(Address of principal executive offices)	(Zip Code)

952-890-2362

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2005
BDC CAPITAL, INC.
By: /s/ Richard Pomije
Richard Pomije
CEO

On April 07, 2005 the board of directors of BDC Capital, Inc. (Corporation) authorized the issuance of 6,061,000 shares of Class A Preferred Stock in exchange for all Class A Preferred Stock convertible debt held by BDC Capital, Inc.  The Corporation relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended.

The Series A Preferred Stock (Series A Preferred) is non-interest bearing, does not have voting rights and is not entitled to receive dividend. Each share of Series A Preferred issued can be converted into common stock on a 1:1 basis after a twelve month period. Should a liquidation event occur, the Series A Preferred automatically converts into common stock based on the foregoing formula. Further, the Series A Preferred is not affected by forward or reverse splits on the Corporation's common stock or other adjustments to the Corporation's capital structure. Finally, Series A Preferred is entitled to elect a majority of the Corporation's board of directors at all times, provided that a majority of the board of directors is, at all times, independent.

The Corporation has currently 10,000,000 Series A Preferred issued and outstanding.